CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-281362 on Form S-6 of our report dated October 17, 2024, relating to the financial statement of FT 11712, comprising Vest Large Cap Deep Buffered 20 Portfolio, Series 66, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

October 17, 2024